Exhibit 99.1

Five9 Reports Full Year 2023 Revenue Growth of 17% to a Record $910 Million
2023 Enterprise Subscription Revenue Growth of 25%
Q4 Revenue Growth of 15% to $239 Million
Q4 Record GAAP Operating Cash Flow of $37 Million
SAN RAMON, Calif. - February 21, 2024 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Financial Results
•Revenue for the fourth quarter of 2023 increased 15% to a record $239.1 million, compared to $208.3 million for the fourth quarter of 2022.
•GAAP gross margin was 52.9% for the fourth quarter of 2023, compared to 53.8% for the fourth quarter of 2022.
•Adjusted gross margin was 61.3% for the fourth quarter of 2023, compared to 62.3% for the fourth quarter of 2022.
•GAAP net loss for the fourth quarter of 2023 was $(12.4) million, or (5.2)% of revenue and $(0.17) per basic share, compared to GAAP net loss of $(13.7) million, or (6.6)% of revenue and $(0.19) per basic share, for the fourth quarter of 2022.
•Non-GAAP net income for the fourth quarter of 2023 was $45.1 million, or 18.9% of revenue and $0.61 per diluted share, compared to non-GAAP net income of $39.0 million, or 18.7% of revenue and $0.54 per diluted share, for the fourth quarter of 2022.
•Adjusted EBITDA for the fourth quarter of 2023 was $48.3 million, or 20.2% of revenue, compared to $46.2 million, or 22.2% of revenue, for the fourth quarter of 2022.
•GAAP operating cash flow for the fourth quarter of 2023 was $36.5 million, compared to GAAP operating cash flow of $32.7 million for the fourth quarter of 2022.

2023 Financial Results
•Total revenue for 2023 increased 17% to a record $910.5 million, compared to $778.8 million in 2023.
•GAAP gross margin was 52.5% for 2023, compared to 52.8% in 2022.

•Adjusted gross margin was 61.0% for 2023, compared to 61.3% in 2022.
•GAAP net loss for 2023 was $(81.8) million, or (9.0)% of revenue and $(1.13) per basic share, compared to GAAP net loss of $(94.7) million, or (12.2)% of revenue and $(1.35) per basic share, in 2022.
•Non-GAAP net income for 2023 was $149.9 million, or 16.5% of revenue and $2.05 per diluted share, compared to non-GAAP net income of $106.7 million, or 13.7% of revenue and $1.50 per diluted share, in 2022.
•Adjusted EBITDA for 2023 was $166.3 million, or 18.3% of revenue, compared to $140.4 million, or 18.0% of revenue, in 2022.
•GAAP operating cash flow for 2023 was $128.8 million, compared to GAAP operating cash flow of $88.9 million, in 2022.

“We are pleased to report strong revenue growth of 17% for full year 2023. This growth continues to be driven by our Enterprise business where subscription revenue grew 25% in 2023. In the fourth quarter, revenue grew 15% year-over-year, and we achieved adjusted EBITDA margin of 20%, which drove a fourth quarter record for GAAP operating cash flow. We continue to strengthen our AI leadership in CX, gaining meaningful traction with our offerings and significantly enhancing our platform throughout 2023. In addition, we are experiencing strong momentum up-market, evidenced by our fourth quarter record in Enterprise bookings, an acceleration in top-of-funnel growth, and pipeline reaching another all-time high. The market remains massive and underpenetrated, and we believe we are well positioned to capitalize on this durable, multi-year opportunity as we focus on further strengthening our platform, marching up-market and expanding internationally.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with ongoing macroeconomic conditions.
•For the full year 2024, Five9 expects to report:
•Revenue in the range of $1.053 to $1.057 billion.
•GAAP net loss per share in the range of $(0.61) to $(0.53), assuming basic shares outstanding of approximately 74.6 million.
•Non-GAAP net income per share in the range of $2.14 to $2.18, assuming diluted shares outstanding of approximately 75.9 million.
•For the first quarter of 2024, Five9 expects to report:
•Revenue in the range of $239.0 to $240.0 million.
•GAAP net loss per share in the range of $(0.34) to $(0.28), assuming basic shares outstanding of approximately 73.6 million.

•Non-GAAP net income per share in the range of $0.37 to $0.39, assuming diluted shares outstanding of approximately 74.7 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income – Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its fourth quarter 2023 results today, February 21, 2024, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction and one-time integration costs, lease amortization for finance leases and refund for prior year overpayment of USF fees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees, lease amortization for finance leases and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, contingent consideration expense and refund for prior year overpayment of USF fees. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and tax provision associated with acquired companies. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9’s enterprise growth market opportunity and size and ability to capitalize on that opportunity, up-market momentum and outlook, market position, AI and automation initiatives, results and outlook, platform strengthening initiatives, international expansion, and the first quarter and full year 2024 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including continued inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflict in Israel, and other factors, that may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (vii) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (viii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (ix) failure to adequately retain and expand our sales force will impede our growth; (x) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (xi) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (xii) the use of AI by our workforce may present risks to our business; (xiii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new cloud contact center solutions, which we refer to as our solution, in order to maintain and grow our business;
(xiv) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xv) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xvi) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xvii) security breaches and improper access to, use of, or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xviii) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xix) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xx) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xxi) we have a history of losses and we may be unable to achieve or sustain profitability; (xxii) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxiii) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxiv) failure to comply with laws and regulations could harm our business and our reputation; (xxv) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxvi) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$143,201	$180,520
Marketable investments	587,096	433,743
Accounts receivable, net	97,424	87,494
Prepaid expenses and other current assets	34,622	29,711
Deferred contract acquisition costs, net	61,711	47,242
Total current assets	924,054	778,710
Property and equipment, net	108,572	101,221
Operating lease right-of-use assets	38,873	44,120
Finance lease right-of-use assets	4,564	—
Intangible assets, net	38,323	28,192
Goodwill	227,412	165,420
Marketable investments	—	885
Other assets	16,199	11,057
Deferred contract acquisition costs, net — less current portion	136,571	114,880
Total assets	$1,494,568	$1,244,485
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,399	$23,629
Accrued and other current liabilities	62,131	58,536
Operating lease liabilities	10,731	10,626
Finance lease liabilities	1,767	—
Deferred revenue	68,187	57,816
Convertible senior notes	—	169
Total current liabilities	167,215	150,776
Convertible senior notes - less current portion	742,125	738,376
Operating lease liabilities — less current portion	36,378	41,389
Finance lease liabilities — less current portion	2,877	—
Other long-term liabilities	7,888	3,979
Total liabilities	956,483	934,520
Stockholders’ equity:
Common stock	73	71
Additional paid-in capital	942,280	635,668
Accumulated other comprehensive income (loss)	582	(2,688)
Accumulated deficit	(404,850)	(323,086)
Total stockholders’ equity	538,085	309,965
Total liabilities and stockholders’ equity	$1,494,568	$1,244,485

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenue	$239,062	$208,345	$910,488	$778,846
Cost of revenue	112,493	96,294	432,690	367,501
Gross profit	126,569	112,051	477,798	411,345
Operating expenses:
Research and development	38,873	36,865	156,582	141,794
Sales and marketing	72,956	65,928	296,713	261,990
General and administrative	33,338	22,509	123,079	95,143
Total operating expenses	145,167	125,302	576,374	498,927
Loss from operations	(18,598)	(13,251)	(98,576)	(87,582)
Other income (expense), net:
Interest expense	(1,963)	(1,887)	(7,646)	(7,493)
Interest income and other	8,322	2,706	26,799	4,813
Total other income (expense), net	6,359	819	19,153	(2,680)
Loss before income taxes	(12,239)	(12,432)	(79,423)	(90,262)
Provision for income taxes	119	1,221	2,341	4,388
Net loss	$(12,358)	$(13,653)	$(81,764)	$(94,650)
Net loss per share:
Basic and diluted	$(0.17)	$(0.19)	$(1.13)	$(1.35)
Shares used in computing net loss per share:
Basic and diluted	72,926	70,704	72,048	69,920

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(81,764)	$(94,650)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,515	44,671
Amortization of operating lease right-of-use assets	12,642	10,377
Amortization of deferred contract acquisition costs	55,384	41,034
(Accretion of discount) on marketable investments	(11,351)	(90)
Provision for credit losses	989	1,105
Stock-based compensation	206,292	172,507
Amortization of discount and issuance costs on convertible senior notes	3,749	3,743
Deferred taxes	53	3,088
Change in fair of value of contingent consideration	—	260
Payment of contingent consideration liability in excess of acquisition-date fair value	—	(5,900)
Other	807	188
Changes in operating assets and liabilities:
Accounts receivable	(9,844)	(4,899)
Prepaid expenses and other current assets	(3,532)	661
Deferred contract acquisition costs	(91,544)	(85,197)
Other assets	(3,988)	(319)
Accounts payable	2,932	845
Accrued and other current liabilities	(9,274)	(7,878)
Deferred revenue	4,958	13,176
Other liabilities	3,814	(3,857)
Net cash provided by operating activities	128,838	88,865
Cash flows from investing activities:
Purchases of marketable investments	(795,002)	(435,768)
Proceeds from sales of marketable investments	1,211	600
Proceeds from maturities of marketable investments	655,588	524,568
Purchases of property and equipment	(31,234)	(52,272)
Capitalization of software development costs	(9,537)	(3,899)
Payments of initial direct costs	—	(266)
Cash paid for an equity investment in a privately-held company	—	(2,000)
Cash paid to acquire Aceyus	(80,588)	—
Net cash (used in) provided by investing activities	(259,562)	30,963
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	—	(34,067)
Repayment of outstanding 2023 convertible senior notes at maturity	(169)	—
Cash received from the settlement at maturity of the outstanding capped calls associated with the 2023 convertible senior notes	74,453	—
Proceeds from exercise of common stock options	9,127	8,522
Proceeds from sale of common stock under ESPP	15,927	13,413
Payment of employee taxes related to vested RSUs	(3,270)	—
Payment of contingent consideration liability up to acquisition-date fair value	—	(18,100)
Payment of holdback related to acquisition	(500)	—
Payments of finance leases	(989)	—
Net cash provided by (used in) financing activities	94,579	(30,232)
Net (decrease) increase in cash and cash equivalents	(36,145)	89,596
Cash, cash equivalents and restricted cash:
Beginning of period	180,987	91,391
End of period	$144,842	$180,987

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP gross profit	$126,569	$112,051	$477,798	$411,345
GAAP gross margin	52.9%	53.8%	52.5%	52.8%
Non-GAAP adjustments:
Depreciation	7,162	5,913	26,540	23,250
Intangibles amortization	3,146	2,890	12,019	11,705
Stock-based compensation	9,182	8,638	38,259	33,297
Exit costs related to closure and relocation of Russian operations	12	219	105	698
Acquisition and related transaction costs and one-time integration costs	—	86	34	401
Lease amortization for finance leases	449	—	941	—
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Adjusted gross profit	$146,520	$129,797	$555,696	$477,185
Adjusted gross margin	61.3%	62.3%	61.0%	61.3%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP net loss	$(12,358)	$(13,653)	$(81,764)	$(94,650)
Non-GAAP adjustments:
Depreciation and amortization	12,962	11,021	48,515	44,671
Stock-based compensation	49,571	43,824	206,292	172,507
Interest expense	1,963	1,887	7,646	7,493
Interest (income) and other	(8,322)	(2,706)	(26,799)	(4,813)
Exit costs related to closure and relocation of Russian operations(1)	243	2,975	2,313	7,190
Acquisition related transaction costs and one-time integration costs	3,670	1,605	6,780	6,901
Contingent consideration expense	—	—	—	260
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Lease amortization for finance leases	449	—	941	—
Provision for income taxes	119	1,221	2,341	4,388
Adjusted EBITDA	$48,297	$46,174	$166,265	$140,436
Adjusted EBITDA as % of revenue	20.2%	22.2%	18.3%	18.0%
(1) Exit costs related to the closure and relocation of our Russian operations were $2.8 million during the year ended December 31, 2023. The $2.3 million adjustment presented above was net of $0.5 million included in “Interest (income) and other.” Exit costs related to the closure and relocation of our Russian operations were $7.9 million during the year ended December 31, 2022. The $7.2 million adjustment presented above was net of $0.8 million included in “Depreciation and amortization” and $(0.1) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Loss from operations	$(18,598)	$(13,251)	$(98,576)	$(87,582)
Non-GAAP adjustments:
Stock-based compensation	49,571	43,824	206,292	172,507
Intangibles amortization	3,146	2,890	12,019	11,705
Exit costs related to closure and relocation of Russian operations	243	2,975	2,313	7,964
Acquisition and related transaction costs and one-time integration costs	3,670	1,605	6,780	6,901
Contingent consideration expense	—	—	—	260
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Non-GAAP operating income	$38,032	$38,043	$128,828	$108,244

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP net loss	$(12,358)	$(13,653)	$(81,764)	$(94,650)
Non-GAAP adjustments:
Stock-based compensation	49,571	43,824	206,292	172,507
Intangibles amortization	3,146	2,890	12,019	11,705
Amortization of discount and issuance costs on convertible senior notes	956	947	3,749	3,743
Exit costs related to closure and relocation of Russian operations	91	3,344	2,796	7,932
Acquisition and related transaction costs and one-time integration costs	3,670	1,605	6,780	6,901
Contingent consideration expense	—	—	—	260
Refund for prior year overpayment of USF fees	—	—	—	(3,511)
Tax provision associated with acquired companies	—	—	—	1,830
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$45,076	$38,957	$149,872	$106,717
GAAP net loss per share:
Basic and diluted	$(0.17)	$(0.19)	$(1.13)	$(1.35)
Non-GAAP net income per share:
Basic	$0.62	$0.55	$2.08	$1.53
Diluted	$0.61	$0.54	$2.05	$1.50
Shares used in computing GAAP net loss per share:
Basic and diluted	72,926	70,704	72,048	69,920
Shares used in computing non-GAAP net income per share:
Basic	72,926	70,704	72,048	69,920
Diluted	73,785	71,537	73,011	71,229

(1)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2023			December 31, 2022
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$9,182	$7,162	$3,146	$8,638	$5,913	$2,890
Research and development	12,055	1,012	—	11,799	768	—
Sales and marketing	15,389	27	—	15,152	1	—
General and administrative	12,945	1,615	—	8,235	1,449	—
Total	$49,571	$9,816	$3,146	$43,824	$8,131	$2,890

	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$38,259	$26,540	$12,019	$33,297	$23,250	$11,705
Research and development	50,430	3,583	—	44,367	3,164	—
Sales and marketing	66,229	65	—	59,300	4	—
General and administrative	51,374	6,308	—	35,543	6,548	—
Total	$206,292	$36,496	$12,019	$172,507	$32,966	$11,705

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2024		December 31, 2024
	Low	High	Low	High

GAAP net loss	$(25,349)	$(20,855)	$(45,238)	$(39,202)
Non-GAAP adjustments:
Stock-based compensation(2)	46,249	44,249	184,415	182,415
Intangibles amortization	2,643	2,643	10,570	10,570
Amortization of discount and issuance costs on convertible senior notes	938	938	3,808	3,808
Acquisition and related transaction costs and one-time integration costs(3)	3,159	2,159	8,817	7,817
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$27,640	$29,134	$162,372	$165,408
GAAP net loss per share, basic and diluted	$(0.34)	$(0.28)	$(0.61)	$(0.53)
Non-GAAP net income per share:
Basic	$0.38	$0.40	$2.18	$2.22
Diluted	$0.37	$0.39	$2.14	$2.18
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	73,600	73,600	74,600	74,600
Diluted	74,700	74,700	75,900	75,900

(1)Represents guidance discussed on February 21, 2024. Reader shall not construe presentation of this information after February 21, 2024 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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